ANDERSEN ANDERSEN & STRONG. L.C. 		941 East 3300 South, Suite 202
Certified Public Accountants and 		Salt Lake City, Utah 84106
Business Consultants
Member SEC Practice Section			Tel: 801 486-0096
of the AICPA					Fax 801 486-0098





CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated February 3, 2002 accompanying the audited financial statements of Cortex Systems, Inc. for the period ending January 31, 2002 and hereby consent to the incorporation by reference to such report in a Registration Statement on Form SB-2.


February 11, 2002


ANDERSEN, ANDERSEN & STRONG LC